SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ares Management Corporation

(Exact name of registrant as specified in charter)

Delaware	80-0962035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
6.75% Series B Mandatory Convertible Preferred Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-270053

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.75% Series B Mandatory Convertible Preferred Stock of Ares Management Corporation, a Delaware corporation (the “Registrant”), to be registered pursuant to this registration statement is set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the Registrant’s prospectus supplement, dated October 8, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 9, 2024, and under the caption “Description of Capital Stock—Preferred Stock” in the accompanying prospectus, dated February 27, 2023. Such descriptions are incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36429) filed with the Securities and Exchange Commission on May 6, 2021).
3.2	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the Securities and Exchange Commission on November 15, 2018).
4.1	Certificate of Designations establishing the 6.75% Series B Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the Securities and Exchange Commission on October 10, 2024).
4.2	Form of certificate representing the 6.75% Series B Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the Securities and Exchange Commission on October 10, 2024).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ares Management Corporation

Dated: October 10, 2024	By:	/s/ Jarrod Phillips
		Name:	Jarrod Phillips
		Title:	Chief Financial Officer (Principal Financial & Accounting Officer)